Exhibit 99.1

Digital River Reports Third Quarter 2011 Financial Results

Revenue increased 12% on a year-over-year basis

MINNEAPOLIS--(BUSINESS WIRE)--October 27, 2011--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its third quarter financial results.

Third Quarter Ended Sept. 30, 2011
GAAP Results
Third quarter revenue totaled $95.4 million, slightly ahead of management’s guidance of $94.0 million and over 12 percent above last year’s third quarter revenue of $85.0 million.

Third quarter GAAP net income was $5.5 million, or $0.15 per diluted share, which compared to a GAAP net income of $5.9 million, or $0.15 per diluted share, in the third quarter of 2010. These results exceeded management’s third quarter guidance for net income of $0.09 per diluted share.

Non-GAAP Results
Third quarter non-GAAP net income was $8.9 million, or $0.23 per diluted share. This compared to non-GAAP net income of $8.3 million, or $0.22 per diluted share, in the third quarter of 2010. The company’s results were slightly lower than management’s third quarter earnings guidance of $0.24 per diluted share, primarily due to foreign exchange.

Non-GAAP net income is computed by adjusting GAAP pre-tax income as reported on the company's statement of operations by adding back amortization of acquisition-related intangibles, stock-based compensation expense, unrealized investment gain or loss and restructuring costs, net of a 21 percent tax rate. Non-GAAP diluted earnings per share is calculated using the “if-converted” method with respect to the issuance of the company’s 2004 and 2010 convertible notes, which includes shares reserved upon conversion of 199,828 and 7,022,027, respectively. In computing non-GAAP diluted earnings per share, adjust non-GAAP net income to add back debt interest and issuance cost amortization expenses, net of the tax benefit, and then divide this amount by fully diluted shares outstanding. This amount, representing the fully diluted earnings computation, is selected to represent non-GAAP diluted earnings per share for each period presented. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“We delivered good results in the third quarter, with revenue increasing over 12 percent from last year, and continue to see solid performance across our enterprise commerce business,” said Joel Ronning, Digital River’s CEO. “While we have tempered our fourth quarter guidance due to the softening in the economy, we remain confident in our global cloud commerce strategy. During the last decade, we’ve developed an international footprint second to none in the industry. Our global reach, combined with a proven payments solution and world class marketing services will continue to drive our revenue going forward.”

On Sept. 7, 2011, the company announced a $100 million share repurchase program. During the third quarter, the company repurchased 2,334,042 shares of common stock at an average price of $21.43 per share.

2011 Guidance
Management’s forward-looking financial expectations for the fourth quarter ending Dec. 31, 2011:

  Revenue of $103 to $105 million;
  GAAP diluted earnings per share in the range of $0.18 and $0.21, assuming a 17 percent tax rate; and
  Non-GAAP diluted earnings per share in the range of $0.32 and $0.35, assuming a 21 percent tax rate.

For the full year ending Dec. 31, 2011, management currently expects:

  Revenue of $389 to $391 million;
  GAAP diluted earnings per share in the range of $0.52 and $0.55, assuming a 6 percent tax rate; and
  Non-GAAP diluted earnings per share in the range of $1.03 and $1.06, assuming a 21 percent tax rate.

A detailed table providing a reconciliation of the company’s GAAP and non-GAAP guidance estimates can be found accompanying this press release.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss third quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed on the Investor Relations section of its corporate website. Alternatively, a live broadcast of the call may be heard by using conference ID #14028165 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 (952) 253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2010. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent report on Form 10-K, each as it may be amended from time-to-time.

The forward-looking statements for the remainder of fiscal 2011 reflect management’s expectations as of Oct. 27, 2011. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Balance Sheets
	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$457,121	$565,086
Short-term investments	207,108	163,029
Accounts receivable, net of allowance of $4,375 and $4,902	56,281	50,922
Deferred tax assets	10,719	10,628
Prepaid expenses and other	34,926	30,375
Total current assets	766,155	820,040
Property and equipment, net	51,157	49,599
Goodwill	288,581	283,940
Intangible assets, net of accumulated amortization of $86,953 and $80,106	30,186	37,911
Long-term investments	109,864	110,736
Deferred income taxes	18,137	17,721
Other assets	10,205	13,820
Total assets	$1,274,285	$1,333,767
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$181,833	$188,915
Accrued payroll	13,438	21,117
Deferred revenue	9,356	10,446
Accrued acquisition liabilities	-	1,615
Other accrued liabilities	42,138	58,083
Total current liabilities	246,765	280,176
Non-current liabilities
Convertible senior notes	353,805	353,805
Other liabilities	11,487	16,038
Total non-current liabilities	365,292	369,843
Total liabilities	612,057	650,019
Stockholders' equity
Preferred Stock, $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $.01 par value; 120,000,000 shares authorized; 47,140,392 and 46,323,799 shares issued	471	463
Treasury stock at cost; 9,805,251 and 7,297,174 shares	(311,109)	(255,196)
Additional paid-in capital	702,295	683,307
Retained earnings	267,430	254,602
Accumulated other comprehensive income	3,141	572
Total stockholders' equity	662,228	683,748
Total liabilities and stockholders' equity	$1,274,285	$1,333,767

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue	$95,411	$84,987	$286,116	$265,545
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	3,663	4,548	11,682	13,541
Network and infrastructure	12,017	11,146	37,106	34,696
Sales and marketing	40,535	33,558	117,733	110,767
Product research and development	16,781	14,018	50,507	45,928
General and administrative	9,741	10,965	31,364	32,560
Depreciation and amortization	5,693	6,086	16,657	17,662
Amortization of acquisition-related intangibles	2,184	2,188	6,511	5,281
Total costs and expenses	90,614	82,509	271,560	260,435
Income from operations	4,797	2,478	14,556	5,110
Interest income	1,565	660	4,793	2,032
Interest expense	(2,264)	(32)	(6,764)	(153)
Other income (expense), net	(511)	(2,013)	27	(1,107)
Income before income taxes	3,587	1,093	12,612	5,882
Income tax benefit	(1,931)	(4,768)	(216)	(4,466)
Net income	$5,518	$5,861	$12,828	$10,348

Net income per share - basic	$0.15	$0.16	$0.34	$0.28
Net income per share - diluted	$0.15	$0.15	$0.34	$0.27
Shares used in per share calculation - basic	37,294	37,688	37,416	37,613
Shares used in per share calculation - diluted	37,799	38,504	38,177	38,389

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP net income	$5,518	$5,861	$12,828	$10,348
Add back debt interest expense and issuance cost amortization, net of tax benefit	20	21	59	63
Adjusted net income for GAAP EPS calculation	$5,538	$5,882	$12,887	$10,411

Net income per share - diluted	$0.15	$0.15	$0.34	$0.27
Shares used in per share calculation - diluted	37,799	38,504	38,177	38,389

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2011	2010
Operating Activities
Net income	$12,828	$10,348
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of acquisition-related intangibles	6,511	5,281
Provision for doubtful accounts	916	2,703
Depreciation and amortization	16,657	17,662
Debt issuance cost amortization	1,492	-
Stock-based compensation expense	16,235	15,278
Excess tax benefits from stock-based compensation	(1,517)	(620)
Deferred and other income taxes	1,121	(499)
Impairment of equity investment	-	1,561
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(5,342)	(6,204)
Prepaid and other assets	651	(906)
Accounts payable	(9,212)	(36,402)
Deferred revenue	(1,198)	(1,247)
Income tax payable	(5,525)	(4,469)
Other accrued liabilities	(28,562)	(2,513)
Net cash provided by (used in) operating activities	5,055	(27)

Investing Activities
Purchases of investments	(207,790)	(65,889)
Sales of investments	172,288	40,199
Cash paid for cost method investments	(10,000)	-
Funding of restricted cash	-	(2,156)
Cash paid for acquisitions, net of cash received	-	(14,585)
Purchases of equipment and capitalized software	(17,744)	(13,666)
Net cash used in investing activities	(63,246)	(56,097)

Financing Activities
Debt issuance costs	(342)	-
Exercise of stock options	365	1,909
Sales of common stock under employee stock purchase plan	1,251	1,138
Repurchase of restricted stock to satisfy tax withholding obligation	(5,905)	(3,175)
Repurchase of common stock	(50,008)	-
Excess tax benefits from stock-based compensation	1,517	620
Net cash provided by (used in) financing activities	(53,122)	492
Effect of exchange rate changes on cash	3,348	(7,558)
Net decrease in cash and cash equivalents	(107,965)	(63,190)
Cash and cash equivalents, beginning of period	565,086	392,704

Cash and cash equivalents, end of period	$457,121	$329,514

Cash paid for interest on convertible senior notes	$3,560	$110
Cash paid for income taxes	$3,361	$5,130

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010

GAAP pre-tax income (loss)	$9,676	$(4,887)	$1,093	$7,391	$13,273
Add back amortization of acquisition-related intangibles	1,481	1,612	2,188	2,564	7,845
Add back stock-based compensation expense	4,476	5,522	5,280	5,495	20,773
Add back unrealized investment gain/loss	-	-	1,562	626	2,188
Add back restructuring related costs	-	1,870	443	-	2,313
Non-GAAP pre-tax income	15,633	4,117	10,566	16,076	46,392
Income tax expense @ 21%	3,283	865	2,218	3,376	9,742
Non-GAAP net income	12,350	3,252	8,348	12,700	36,650

Add back debt interest expense and issuance cost amortization, net of tax benefit	21	21	21	937	1,000
Adjusted net income for non-GAAP EPS calculation	$12,371	$3,273	$8,369	$13,637	$37,650

Non-GAAP net income per share - diluted	$0.32	$0.09	$0.22	$0.32	$0.95

Shares used in per share calculation - diluted	38,220	38,351	38,504	43,085	39,512

					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2011	2011	2011		2011
GAAP pre-tax income	$8,885	$140	$3,587		$12,612
Add back amortization of acquisition-related intangibles	2,122	2,205	2,184		6,511
Add back stock-based compensation expense	4,955	5,731	5,549		16,235
Subtotal	15,962	8,076	11,320		35,358
Income tax expense @ 21%	3,352	1,696	2,377		7,425
Non-GAAP net income	12,610	6,380	8,943		27,933

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,420	20	1,413		4,246
Adjusted net income for non-GAAP EPS calculation	$14,030	$6,400	$10,356		$32,179

Non-GAAP net income per share - diluted	$0.31	$0.17	$0.23		$0.71

Shares used in per share calculation - diluted	45,276	38,181	44,821		45,199

Breakdown of stock-based compensation expense
					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2011	2011	2011		2011
Direct cost of services	$115	$118	$(16)		$217
Network and infrastructure	247	345	345		937
Sales and marketing	1,760	2,116	2,265		6,141
Product research and development	710	781	698		2,189
General and administrative	2,123	2,371	2,257		6,751
Total	$4,955	$5,731	$5,549		$16,235

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in thousands, except per share amounts)

Non-GAAP Guidance Reconciliation
	Q4 2011		Full Year 2011
	Low Guidance	High Guidance	Low Guidance	High Guidance
Expected GAAP net income per share - diluted	$0.18	$0.21	$0.52	$0.55
Add back amortization of acquisition-related costs, net of tax	0.05	0.04	0.19	0.19
Add back stock-based compensation expense, net of tax	0.12	0.11	0.46	0.46
Convertible debt dilution impact, net of tax	(0.02)	-	(0.06)	(0.06)
Tax Variability	(0.01)	(0.01)	(0.08)	(0.08)
Expected non-GAAP diluted net income per share	$0.32	$0.35	$1.03	$1.06

Projected Shares Used in Per Share Calculation
	Q4 2011		Full Year 2011
	Low Guidance	High Guidance	Low Guidance	High Guidance

Shares used in per share calculation - GAAP diluted	35,598	42,620	37,407	37,407
Shares used in per share calculation - non-GAAP diluted	42,620	42,620	44,429	44,429

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt
Vice President, Investor Relations
investorrelations@digitalriver.com
952-225-3362
or
Media Relations Contact:
Gerri Dyrek
Group Vice President, Corporate Communications
gdyrek@digitalriver.com
952-225-3719